
                                                          WISCONSIN GAS COMPANY
                                           Ratio of Earnings Before Interest and Income Taxes
                                                       to Fixed Charges (SEC Method)
                                                          (Thousands of Dollars)





                                 Nine Months       Twelve Months                     Year Ended December 31,
                                    Ended              Ended        -----------------------------------------------------------
                                September 30,      September 30,
                                     1998               1998            1997        1996       1995        1994       1993
                                ---------------   -----------------  ----------  ---------  ---------   ---------  ---------
Earnings:
  Income before interest
    expense                       $     19,799       $      35,061    $ 42,033   $ 45,294   $ 42,389    $ 33,244   $ 34,651
  Adjustments:
    Federal and State income
      taxes                              6,253              13,173      17,808     20,335     17,097      10,993     11,280
    Interest factor applicable
      to rents                             444                 597         605        583        952       1,447      1,433
                                ---------------   -----------------  ----------  ---------  ---------   ---------  ---------
    Total earnings as defined     $     26,496       $      48,831    $ 60,446   $ 66,212   $ 60,438    $ 45,684   $ 47,364
                                ===============   =================  ==========  =========  =========   =========  =========

Fixed Charges:
  Interest on long-term debt      $      7,716       $      10,325    $ 10,452   $ 10,472   $ 11,734    $ 11,601   $ 12,816
  Amortization of debt
   discount and expense                    145                 236         446        501        508         529        585
  Other Interest                         1,247               2,145       1,800      1,961      2,070       2,218      1,380
  Interest factor applicable
    to rentals                             444                 597         605        583        952       1,447      1,433
                                ---------------   -----------------  ----------  ---------  ---------   ---------  ---------
    Total fixed charges           $      9,552       $      13,303    $ 13,303   $ 13,517   $ 15,264    $ 15,795   $ 16,214
                                ===============   =================  ==========  =========  =========   =========  =========

    Ratio of earnings to fixed
      charges                             2.77                3.67        4.54       4.90       3.96        2.89       2.92
                                ===============   =================  ==========  =========  =========   =========  =========